SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934.

January 20 , 2004

Date of Report (Date of earliest event reported)

MILLENNIUM ELECTRONICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada State of Incorporation	0-22515 Commission File No.	33-0750730 IRS EmployerIdentification No.

35 North 100 East
Heber, UT 84032
(Address of principal executive offices)

(435) 654-3774
(Registrant's telephone number)

Item 5. Other Events

On January 20, 2004, Millennium Electronics, Inc., a Nevada corporation ("Millennium"), and Speaking Roses, LLC., an Idaho limited liability company ("Speaking Roses") entered into a Contribution Agreement whereby Millennium agreed to purchase and Speaking Roses agreed to sell, all of the assets and contracts of Speaking Roses in consideration for (i) the assumption of all of Speaking Roses’ debt, and (ii) the issuance of 20,551,204 shares of Millennium’s common stock (calculated after the reverse split described below) to Speaking Roses. Material terms of the Contribution Agreement include, but are not limited to, the following:

  Millennium must effect a 16.859-for-1 reverse split of its issued and outstanding shares of common stock;
  Millennium must change its domicile from the State of Nevada to the State of Utah;
  Millennium must change its corporate name to "Speaking Roses International, Inc.";
  Millennium must elect or appoint the management and designees of Speaking Roses as our officers and directors; and
  Millennium must raise additional capital in a private offering of its common stock.

The parties anticipate that Contribution Agreement and related transaction will be closed on February 5th or 6th, 2004. If the closing occurs, the name change, reverse stock split, change of mangement and change of domicile will be effected in a reincorporation merger.

Item 7. Financial Statements and Exhibits

(a) Financial Statements. No financial statements are required to be filed in connection with the execution of the Contribution Agreement reported on in this Form 8-K.

(b) Exhibits. Attached hereto is a copy of the executed Contribution Agreement entered into by Millennium and Speaking Roses. All schedules and exhibits thereto have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 5, 2004

MILLENNIUM ELECTRONICS, INC..

By /s/ Douglas P. Morris

Douglas P. Morris, President